EXHIBIT "A"

                        SYSCOMM INTERNATIONAL CORPORATION

                             1998 STOCK OPTION PLAN

     1. Plan; Purpose; General. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of SysComm International Corporation and any present and future subsidiaries (as defined below) of SysComm International Corporation (hereinafter inclusively referred to as the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors and directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Common Stock, $.01 par value per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the shareholders of the Company as provided under the Securities Act of 1933, as amended (the "Act").

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     3.  Administration  of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

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     The Board may, in its  discretion,  delegate its powers with respect to the
Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two (2) members provided, however, that if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the members of the Committee must be a "non-employee director" as that term is defined in Rule 16b-3 adopted pursuant to the Exchange Act. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof, or fill vacancies however caused.

     The Board and the Committee, if any, shall have the authority, consistent with the terms of the Plan, to determine eligibility, the number of Options granted and the exercise price of Options. 4. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors and directors of the Company whether or not they are also officers of the Company provided, however, that Incentive Options shall only be granted to employees of the Company.

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     5. Grant of Options.

     (a) The Board shall grant Options to Participants that it, in its sole discretion, selects. Options shall be granted in accordance with the terms and conditions set forth in Section 6 hereof and on such other terms and conditions as the Board shall determine. Such terms and conditions may include a requirement that a Participant sell to the Company any Shares acquired upon exercise of Options upon the Participant's termination of employment upon such terms and conditions as the Board may determine. Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No Options shall be granted after February 28, 2008 but Options previously granted may extend beyond that date.

     6. Terms and Conditions of Options

     (a) Exercise Price. The purchase price per share for Shares issuable upon exercise of Options shall be a minimum of 100% of fair market value on the date of grant as determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 8 hereof. Notwithstanding the foregoing, if any person to whom an Option is to be granted owns in excess of ten (10%) percent of the outstanding capital stock of the Company (a "Principal Shareholder"), then no Option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. The expiration of each Option shall be fixed by the Board, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant, or after the expiration of five (5) years from the date of its grant in the case of an Incentive Option granted to a Principal Shareholder who was such on the date of grant, and each Option shall be subject to earlier termination as expressly provided in Section 6 hereof or as determined by the Board, in its discretion, on the date such Option is granted.

     (c) Payment for Delivery of Shares. Shares which are subject to Options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the Option is exercised. Payment for Shares may be made (as determined by the Board at the time the Option is granted) (i) in cash, (ii) by certified or bank check payable to the order of the Company in the amount of the purchase price, (iii) by delivery of Shares owned by the Participant having a fair market value equal to the purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above, as determined by the Board at the time the Option is granted.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with and until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an Option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Act and applicable state securities laws.

     (d) Rights as Shareholder. A Participant or a transferee of an Option shall have no rights as a Shareholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 hereof.

     (e) Vesting. The Board may impose such vesting restrictions as it sees fit at the time of grant.

     (f) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(h) hereof.


     (g) Termination of Relationship. Except as otherwise provided in an Option or other agreement between the Company and a Participant, upon the termination of a Participant's status as an employee, consultant, advisor or director, for any reason other than as set forth in subsections (ii) and (iii) below, at a time when the Shares are then Publicly Traded (as defined below), then the following provisions shall apply:

     (i) Such Participant may exercise Options to the extent exercisable on the date of termination within three (3) months (or such shorter time as may be specified in the grant), after the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, such Option shall terminate.

     (ii) Notwithstanding the provisions of subsection (i) above, in the event of termination of a Participant's status as an employee as a result of "permanent disability" (as such term is defined in any contract of employment between the Company and the Participant or, if not defined, then such term shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the Participant may exercise the Option, but only to the extent such Option was exercisable on the date the Participant ceased working as the result of the permanent disability. Such exercise must occur within eighteen (18) months (or such shorter time as is specified in the grant) from the date on which the Participant ceased working as a result of the permanent disability. To the extent that the Participant was not entitled to exercise such Option on the date the Participant ceased working, or does not exercise such Option within the time specified herein, such Option shall terminate.

     (iii) Notwithstanding the provisions of subsection (i) above, in the event of the death of a Participant, the Option may be exercised, at any time within six (6) months following the date of death (or such shorter time as may be specified in the grant), by the Participant's estate or by a person who acquired the right to exercise the Option by will or the applicable laws of descent or dissolution, but only to the extent such Option was exercisable on the date of the Participant's death. To the extent that the Participant was not entitled to exercise such Option on the date of death, or the Option is not exercised within the time specified herein, such Option shall terminate.

     (iv) Notwithstanding subsections (i), (ii), and (iii) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Participant's relationship's with the Company had occurred).

     (h) Financial Assistance. The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including, to the extent permitted by law, any director or officer of the Company who is also an employee of the Company) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

     (i) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or any sale of Shares. The Company shall not be required to issue Shares until such obligations are satisfied. The Board may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option, or to the extent permitted, by tendering Shares previously acquired.

     7. Shares Subject to Plan.

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares or previously issued Shares acquired by the Company. The unexercised portion of any expired, terminated or cancelled Option shall again be available for the grant of Options under the Plan. Subject to adjustment as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 500,000 Shares.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving Company or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the Option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving Company or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding Options, whether or not then exercisable, shall immediately become exercisable. The Board shall notify the Participants that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     The Board may also adjust the number of Shares subject to outstanding Options, the exercise price of outstanding Options and the terms of outstanding Options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     8. Certain Definitions.

     Certain terms used in the Plan have been defined above. In addition, as used in the Plan, the following terms shall have the following meanings:

     (a) A "subsidiary" is any company (i) in which the Company owns, directly or indirectly, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The "fair market value" of the Shares shall mean the closing price of the Shares as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such Shares, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which Shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which Shares are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such Shares selected by the Board.

     9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided further, that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     10. Amendments. The Board may at any time discontinue granting Options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted hereinabove) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the Option price of outstanding Options or reduce the price at which Options may be granted, (c) extend the time within which Options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding Option beyond ten (10) years from the date of grant (five (5) years for Incentive Options granted to Principal Shareholders), (f) adversely affect the rights of any Participant (without his consent) under any Options theretofore granted or (g) be effective if shareholder approval is required by applicable statute, rule or regulation.

     11. Miscellaneous Provisions.

     (a) Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     (b) Underscored References. The underscored references contained in the Plan and in any Option agreement are included only for convenience, and they shall not be construed as a part of the Plan or Option agreement or in any respect affecting or modifying its provisions.

     (c) number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Option agreement, shall refer to either the masculine, feminine or neuter and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     (d) Governing Law. The place of administration of the Plan and each Option agreement shall be in the State of New York. The corporate law of the Company's state of incorporation shall govern issues related to the validity and issuance of Shares. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.


     (e) No Employment Contract. Neither the adoption of the Plan nor any benefit granted hereunder shall confer upon any employee any right to continued employment nor shall the Plan or any benefit interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

                               COMMON STOCK PROXY
                       ----------------------------------

                        SYSCOMM INTERNATIONAL CORPORATION
                              275 Marcus Boulevard
                               Hauppauge, NY 11788

     This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints John H. Spielberger, Thomas J. Baehr and Dennis R. Wilson, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of SysComm International Corporation (the "Company"), held of record by the undersigned on January 15, 1998 which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on February 24, 1998, at 10:00 a.m. at The Smithtown Sheraton, 110 Motor Parkway, Hauppauge, New York 11788, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1997 Annual Report.

     1. ELECTION OF DIRECTORS

     FOR all nominees listed                         Withhold Authority to vote
     below (except as marked                         for all nominees listed
     to the contrary below) ______                            below ______

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

                                  DENNIS WILSON
                                CORNELIA ELDRIDGE
                                    LEE ADAMS

     2. ADOPTION OF 1998 STOCK OPTION PLAN

     FOR ______            AGAINST ______            ABSTAIN ______

     3. RATIFICATION OF THE APPOINTMENT OF ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

     FOR ______            AGAINST ______            ABSTAIN ______

     4. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

     FOR ______            AGAINST ______            ABSTAIN ______

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.



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(Date)



---------------------------------
(Signature)



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(Signature, if held jointly)


     Please sign exactly as name appears below. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.